Exhibit 10(u)




                    ENVIRONMENTAL INDEMNITY AGREEMENT

     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of March, 2001, by OTR EXPRESS, INC., a Kansas corporation, ("Indemnitor") having an address for notice purposes hereunder at 804 N. Meadowbrook Drive, Olathe, Kansas 66063, in favor of ASSOCIATES COMMERCIAL CORPORATION, a Delaware corporation ("ACC"), having an address for notice purposes hereunder at 250 E. Carpenter Freeway, 16 Plaza, Irving, Texas 75062, Attention: Kevin Barnes, Vice President, ASSOCIATES LEASING, INC., an Indiana corporation ("ALI"), having an address for notice purposes hereunder at 300 E. Carpenter Freeway, 16 Plaza, Irving, Texas 75062,
Attention: Kevin Barnes, Vice President, NAVISTAR FINANCIAL CORPORATION ("Navistar"), having an address for notice purposes hereunder at 2850 West Golf Road, Rolling Meadows, Illinois 60008, Attention: Vice President, Credit, MERCEDES BENZ CREDIT CORPORATION, a Delaware corporation ("Mercedes"), having an address for notice purposes hereunder at 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, Attention: Bill Vernon, and PACCAR FINANCIAL CORP., a Washington corporation ("Paccar" and ACC, ALI, Navistar, Mercedes and Paccar are hereinafter individually and collectively referred to as the "Indemnitee"), having an address for notice purposes hereunder at 777 106th Avenue NE, Bellevue, Washington 98004, Attention:
Dallas Becker,  and other Indemnified Parties (defined below).

                               RECITALS:

     A. Indemnitor is the owner of certain real property encumbered by the Mortgage, Assignment of Rents and Leases, and Security Agreement dated of even date herewith executed by Indemnitor for the benefit of Indemnitee covering certain real and personal property situated in Johnson County, Kansas (the "Security Instrument") (said property, together with any real property hereafter encumbered by the lien of the Security Instrument, being herein collectively referred to as the "Land"; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the "Property" and as described on Exhibit AA" hereto).

     B. Indemnitee is prepared to amend and modify certain terms contained in those certain financing agreements between Indemnitor and Indemnitee as more fully described in Exhibit B of the Security Instrument (collectively, the "Security Agreements") and to forbear exercising certain rights and remedies Indemnitee possesses under the Security Agreements pursuant to that certain Workout Agreement of even date herewith, by and among Indemnitor and Indemnitee (the "Forbearance Agreement"). The sum of all indebtedness, obligations and liabilities of Indemnitor now or hereafter existing of any kind of Indemnitor to Indemnitee, including but not limited to the indebtedness owing by Indemnitor to Indemnitee under the Security Agreements and the Forbearance Agreement, is hereinafter individually and collectively referred to as the "Loan".

     C.   Indemnitee is unwilling to amend and modify the Security
Agreements and enter into the Forbearance Agreement unless Indemnitor, agrees to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

                               AGREEMENT


NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

     1. Environmental Representations and Warranties. To the actual knowledge of Indemnitor, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) disclosed to Indemnitee in writing either through the written report(s) resulting from the environmental assessment(s) of the Property delivered to Indemnitee (such report(s) are identified in Exhibit B attached hereto and are referred to below collectively as the "Environmental Report") or by description on
Schedule I attached hereto and made a part hereof ("Schedule I"); (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances or in connection with the Storage Tanks in, on, under or from the Property except as described in the Environmental Report or Schedule I; (c) there is no threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report or Schedule I; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property, except as described in the Environmental Report or Schedule I; (e) Indemnitor does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Substances, the Storage Tanks or Remediation (defined below) thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has on Schedule I hereto truthfully and fully identified any instances related to Releases or Remediation of Hazardous Substances or the Storage Tanks on the Property and shall provide to Indemnitee as soon as practicable after execution of this Agreement copies of any and all information relating to Hazardous Substances and/or the Storage Tanks that is known to Indemnitor and that is contained in files and records of Indemnitor.


     2.   Environmental Covenants.  Indemnitor covenants and agrees that:
(a) all uses and operations on or of the Property, whether by Indemnitor or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property by Indemnitor or anyone controlled by, controlling or under common control with Indemnitor;
(c) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Indemnitor or any other person or entity (the "Environmental Liens"); (d) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of Indemnitee (provided that such request is made based upon Indemnitee's reasonable belief that there are Hazardous Substances in, or under the Property which are not in compliance with Environmental Laws), and share with Indemnitee the reports and other results thereof, and Indemnitee and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (e) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance or in connection with the Storage Tanks) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (f) Indemnitor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (g) Indemnitor shall immediately notify Indemnitee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances or in connection with the Storage Tanks in, on, under, from or migrating towards the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which Indemnitor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

     3. Indemnified Parties' Rights/Cooperation and Access. Indemnified Parties and any other person or entity designated by Indemnified Parties (including but not limited to any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Indemnitee=s sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Indemnitor shall cooperate with and provide access to Indemnified Parties and any such person or entity designated by Indemnified Parties. All such investigations shall be performed at Indemnitee's sole cost and expenses except following an Event of Default (as defined in the Security Instrument), in which case all such investigations shall be performed at Indemnitor's sole cost and expense.

     4. Indemnification. Indemnitor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent the same relate solely to Hazardous Substances first introduced to the Property by anyone other than Indemnitor, or its respective agents or employees following the foreclosure of the Security Instrument (or the delivery and acceptance of a deed in lieu of such foreclosure), the expiration of any applicable right of redemption and the obtaining by the purchaser at such foreclosure sale or grantee under such deed of possession of the Property): (a) the past, present or future presence, Release or threatened Release of any Hazardous Substances in, on, above, or under the Property or in connection with the Storage Tanks; (b) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon; (c) any legal or administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (d) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory concerning Hazardous Substances or the Storage Tanks; and (e) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Security Agreements or the Security Instrument. THE FOREGOING INDEMNITY IS EXPRESSLY INTENDED TO INCLUDE, AND DOES INCLUDE, ANY LOSSES ARISING AS A RESULT OF ANY STRICT LIABILITY IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY OR ARISING OUT OF OR IN ANY WAY RELATING TO THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES.

     5. Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) against claims covered by Section 4 of this Agreement by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.


     6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term "Hazardous Substances" includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives but shall expressly exclude the Storage Tanks (as defined below) and any tires, motor oil, transmission oil or other products used in the ordinary course of business in the vehicle maintenance facility located on the Mortgaged Property.

The term "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances or the Storage Tanks, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

The term "Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term "Remediation" includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

The term "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.


The term "Indemnified Parties" includes Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties.

The term "Losses" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (INCLUDING BUT NOT LIMITED TO STRICT LIABILITIES, WHETHER UNDER ENVIRONMENTAL LAW OR OTHERWISE, AND THOSE ARISING OUT OF THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term "Storage Tanks" shall collectively refer to those two
(2) certain underground storage tanks located upon the Property as of the date of this Agreement and the contents thereof.

     7. Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agree to be bound by, any amendment or modification of the provisions of the Security Agreements, the Security Instrument or any of the other Financing Documents (as defined in the Security Instrument). In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Security Agreements, the Security Instrument or any of the other Financing Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Security Instrument, or any of the other Financing Documents limiting Indemnitee's recourse to the Property or to any other security for the indebtedness under the Security Agreements, or limiting Indemnitee's rights to a deficiency judgment against any Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under the Security Agreements, the Security Instrument or any of the other Financing Documents or herein, (v) the release of any Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Financing Documents by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the indebtedness under the Security Agreements, or (vii) Indemnitee's failure to record the Security Instrument or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the indebtedness under the Security Agreements; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

     8. Enforcement. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Security Agreements, the Security Instrument, or any other Financing Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Security Agreements, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Security Agreements, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Security Agreements, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default (as defined in the Security Instrument) to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instrument, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Security Instrument, Indemnitor is fully liable for such obligations, and its liability is not limited to the original or amortized principal balance of the indebtedness under the Security Agreements or the value of the Property.


     9. Survival. The obligations and liabilities of Indemnitor under this Indemnity shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

     10. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a) the rate of 1 1/2% per month for the period the amount owed remains unpaid or (b) the maximum interest rate which Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

     11. Waivers. Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of any Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the indebtedness under the Security Agreements before proceeding under this Agreement against any Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to Indemnitor or guarantors, except any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

     12. Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

     13. Indemnitor's Representations and Warranties. Indemnitor represents and warrants that:

     (a) it, as a corporation, has the full corporate power and au-thority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

     (b) Indemnitor's execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, articles of incorporation or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which the Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property is subject;

     (c) there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

     (d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

     (e) no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

     (f) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

     14. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

     15.   Notice of Legal Actions.  Each party hereto shall, within five
(5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which any Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 18 hereof.

     16. Examination of Books and Records. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of any Indemnitor which reflect upon its financial condition, at the Property or at any office regularly maintained by any Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of any Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of such Indemnitor where the books and records are located.


     17. Taxes. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

     18. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the address of the parties to this Agreement at the addresses set forth above, or addressed as such party may from time to time designate by written notice to the other parties.

Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

For purposes of this Section, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in Dallas, Texas.

     19. Submission to Jurisdiction/Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH (A) THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, AND (B) THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS OR ORDERS ISSUED OR PROMULGATED THEREUNDER APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY INDEMNITEE, TO THE EXTENT SUCH LAWS, RULES, REGULATIONS OR ORDERS OTHERWISE PREEMPT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL.

     20. No Third-party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

     21. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.
The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     22.   No Oral Change.   This Agreement, and any provisions hereof, may
not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     23. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


     24. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to OTR Express, Inc., a Kansas corporation, and its successors and assigns, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Indemnitee. In no event shall this Agreement be interpreted as binding upon or subjecting any officer, director, shareholder, employee or agent of Indemnitor to any liability whatsoever. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

     25. Joint and Several Liability. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.

     26. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

     27. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Security Agreements, the Security Instrument, or the other Financing Documents or would otherwise have at law or in equity.

     28. Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

     29. Jury Trial Waiver. AS A MATERIAL INDUCEMENT FOR INDEMNITEE TO MODIFY AND AMEND THE SECURITY AGREEMENTS CONTEMPLATED HEREBY [AND TO ENTER INTO THE FORBEARANCE AGREEMENT], INDEMNITEE AND INDEMNITOR HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BETWEEN INDEMNITEE AND INDEMNITOR OR ITS RESPECTIVE SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF, UNDER OR CONNECTED IN ANY MANNER WHATSOEVER HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PERSON OR ANY EXERCISE BY ANY PARTY OF ITS RIGHTS HEREUNDER. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY MADE BY INDEMNITEE AND INDEMNITOR, AND EACH OF INDEMNITEE AND INDEMNITOR ACKNOWLEDGES THAT NEITHER INDEMNITEE, INDEMNITOR NOR ANY PERSON ACTING ON BEHALF OF INDEMNITEE OR INDEMNITOR HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF INDEMNITEE AND INDEMNITOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO FULLY DISCUSS THIS WAIVER WITH SUCH COUNSEL. EACH OF INDEMNITEE AND INDEMNITOR ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.


     30.   Miscellaneous.  Wherever pursuant to this Agreement (i)
Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

OTR EXPRESS, INC.,
a Kansas corporation



By:   /s/ William P. Ward
Name: William P. Ward
Title:    President







EXHIBIT A

(Property Description)



EXHIBIT B

(Identification of Environmental Report)

Phase I Environmental Site Assessment, Project No. 50965041, dated April 8, 1996, prepared by Terracon Environmental, Inc.
SCHEDULE I

(Information required under Section 1 of the Agreement)

There have been occasional spills of diesel fuel and other chemicals and products used in the ordinary course of Indemnitor's business. including the following:

   In 1991, David Turner poked a hole in his fuel tank and lost about 100-150 gallons of diesel on the ground. There was no call made to the regulatory authorities on this matter.

   In 1991, Bill Burke had the fuel nozzle fall out of the tank and he lost approximately 75 gallons of diesel. Ther was a regulaory and Haz-Mat cleanup.

   From 1991 through 1995, there were several spills of diesel fuel east of the main office building which were cleaned up with a clay absorbing material.

   In 1999, there was a spill of diesel fuel east of the loading dock. Approximately 25 gallons were cleaned up with clay absorbing material.

   In 1999, there were two spills of diesel fuel in the parking area just north of the repair shop, which were approximately 25 gallons each. They were cleaned up by the Company.

   In the parking area next to the creek, there were 25-50 gallon spill of diesel fuel which was cleaned up by the Company with a clay absorbing material.

There have been one or two instances where the tank trap at the back of the building malfunctioned and allowed diesel fuel to go over the baffle in the storage tank and move beyond the perimeter of the property. In those instances, equipment was used to remove the diesel and dispose of it properly, and the Company believes regulatory authorities were involved.